Exhibit (23)(p)(2)(e)
                             LEE FINANCIAL GROUP
                        FIRST PACIFIC SECURITIES, INC.

                                CODE OF ETHICS

                                 ATTACHMENT A
                         Effective:  July 27, 2000
                          Amended:  May 28, 2004


List of Access Persons
Jean Chun - Director, Vice President, Secretary
Louis D'Avanzo - Vice President, Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Terrence Lee - Director, President and CEO
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Nora Simpson - Vice President, Compliance Officer
Costas Theocharidis - Senior Wealth Manager


List of Investment Personnel
Jean Chun - Director, Vice President, Secretary
Louis D'Avanzo - Vice President, Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Terrence Lee - Director, President and CEO
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Nora Simpson - Vice President, Compliance Officer
Costas Theocharidis - Senior Wealth Manager


Review Officer
Nora  Simpson - Compliance Officer

Alternate Review Officer
Terrence Lee - President and CEO, Director